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                                                                    EXHIBIT 3.06

                            CERTIFICATE OF AMENDMENT
     TO RESTATED CERTIFICATE OF INCORPORATION OF SHEARSON LEHMAN HUTTON INC.


            SHEARSON LEHMAN HUTTON INC., a Delaware Corporation (the "Corporation") having its registered office at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, in the County of New Castle, hereby certifies to the Secretary of State of the State of Delaware that:

            FIRST: Article I of the Restated Certificate of Incorporation of the Corporation is hereby amended so as to read in its entirety as follows:

                                      "NAME

            The name of the corporation (hereinafter referred to as the "Corporation") is:

                         SHEARSON LEHMAN BROTHERS INC."

            SECOND: The Board of Directors of the Corporation by requisite vote adopted a resolution which set forth the foregoing amendment to the Restated Certificate of Incorporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware, declaring that the amendment to the Restated Certificate of Incorporation as proposed was advisable and directing that it be submitted for action thereon by the sole stockholder of the Corporation.

            THIRD: The amendment has been consented to and authorized and approved by the holder of all the issued and outstanding stock of the Corporation, entitled to vote, by a written consent given in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

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            FOURTH: This Certificate of Amendment of the Restated Certificate of
Incorporation shall be effective on August 1, 1990.

            IN WITNESS WHEREOF, Shearson Lehman Hutton Inc. has caused this Certificate to be signed on this 19th day of July, 1990 in its name and on its behalf by a Vice Chairman of the Board and attested by its Secretary, pursuant to Section 103(a) of the General Corporation Law of the State of Delaware.

                                     /s/ David S. Hershberg
                                    --------------------------------------
                                          David S. Hershberg
                                          Vice Chairman



ATTEST:   /s/ Maureen Boyan
         ------------------------
            Maureen Boyan
            Secretary